EXHIBIT 10.30
ANALOG DEVICES, INC.
INDEMNIFICATION AGREEMENT
     This Agreement is made as of the                      day of                                         , 20___, by and between Analog Devices, Inc., a Massachusetts corporation (the “Corporation”), and                                          (“Indemnitee”), a director or officer of the Corporation.
     WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and
     WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks, and
     WHEREAS, it is the policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum protection permitted by law, and
     WHEREAS, the parties desire to adopt indemnification provisions consistent with Chapter 156D of the General Laws of the Commonwealth of Massachusetts (“Chapter 156D”), which became effective subsequent to the Corporation’s most recent Articles of Amendment containing indemnification protection.
     NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the Corporation and Indemnitee do hereby agree as follows:
     1. Definitions. As used in this Agreement:
          (a) A “Change in Control” shall be deemed to occur upon the earliest of the following to occur:
               (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Corporation if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);
               (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity (“Person”) other than the Board;
               (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
          (b) The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, fiduciary, partner, trustee, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan.
          (c) The term “Disinterested Director” shall mean a director of the Corporation who, at the time of a vote referred to in Paragraph 8, is not (i) a party to the Proceeding, or (ii) an individual having a familial, financial, professional or employment relationship with Indemnitee, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.
          (d) The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone and telecopy charges, postage, delivery service fees and other disbursements or expenses of the type customarily incurred in connection with a Proceeding, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.
          (e) The term “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (f) The term “Liability” shall mean the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and all reasonable Expenses incurred in connection with a Proceeding.
          (g) The term “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.
     2. Indemnification.
          (a) The Corporation shall, to the fullest extent permitted by law (as such may be amended from time to time), indemnify Indemnitee in connection with any Proceeding as to which Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of Indemnitee’s Corporate Status. In furtherance of the foregoing and without limiting the generality thereof:
               (i) the Corporation shall indemnify Indemnitee if Indemnitee was, is or is threatened to be made a defendant or respondent in a Proceeding because of Indemnitee’s Corporate Status as a director against Liability incurred in the Proceeding if (A) (1) Indemnitee conducted himself or herself in good faith, and (2) Indemnitee reasonably believed that his or her conduct was in the best interests of the Corporation or that his or her conduct was at least not opposed to the best interests of the Corporation, and (3) in the case of any criminal proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful, or (B) Indemnitee engaged in conduct for which Indemnitee shall not be liable under a provision of the Corporation’s Articles of Organization authorized by Section 2.02(b)(4) of Chapter 156D of the General Laws of the Commonwealth of Massachusetts or any successor provision to such Section; and

               (ii) the Corporation shall indemnify Indemnitee if Indemnitee was, is or is threatened to be made a defendant or respondent in a Proceeding because of Indemnitee’s Corporate Status as an officer against Liability incurred in the Proceeding, except for Liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
          (b) Indemnitee’s conduct with respect to an employee benefit plan for a purpose Indemnitee reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that Indemnitee’s conduct was at least not opposed to the best interests of the Corporation.
          (c) The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that Indemnitee did not meet the relevant standard of conduct described in this Paragraph 2.
     3. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraphs 9 and 10:
          (a) the Corporation shall not indemnify, or advance Expenses to, Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless (i) the initiation thereof was approved by the Board of Directors of the Corporation (the “Board of Directors”) or (ii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the Incumbent Board); and
          (b) the Corporation shall not be required to make an indemnification payment to Indemnitee to the extent Indemnitee has otherwise actually received such payment under any insurance policy, agreement or otherwise, and in the event the Corporation makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.
     4. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, in addition to and not in limitation of the rights set forth in Paragraph 2, to the extent that Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Proceeding to which Indemnitee was a party because of Indemnitee’s Corporate Status, Indemnitee shall be indemnified, to the fullest extent permitted by law (as such may be amended from time to time), against all reasonable Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
     5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all reasonable Expenses incurred by or on behalf of Indemnitee in connection therewith.

     6. Notification and Defense of Claim.
          (a) Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served. The Corporation will be entitled to participate in any such Proceeding at its own expense. Indemnitee shall have the right to engage Indemnitee’s own counsel in connection with such Proceeding. Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and Indemnitee.
          (b) The Corporation shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its or his or her consent to any proposed settlement.
     7. Advancement of Expenses. The Corporation shall advance any and all Expenses incurred by or on behalf of the Indemnitee in connection with a Proceeding within 30 days after receipt by the Corporation of a written request for advancement of Expenses (including in such request such documentation and information as is reasonably available to Indemnitee with respect to such Proceeding); provided, however, that the payment of such Expenses incurred by Indemnitee or on his or her behalf in advance of the final disposition of such Proceeding shall be made only upon receipt of (i) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the applicable standard of conduct described in Paragraph 2 or, in the case of a Proceeding because of Indemnitee’s Corporate Status as a director, that the Proceeding involves conduct for which Liability has been eliminated under a provision of the Corporation’s Articles of Organization as authorized by Section 2.02(b)(4) of Chapter 156D or any successor provision to such Section and (ii) an unlimited undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined (after all rights to appeal have been exhausted or lapsed or waived) that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement (such affirmation and undertaking to contain only such terms as are required by the applicable provisions of Chapter 156D). The Corporation may not withhold any advancement of Expenses based on any disagreement as to the substance of any written affirmation that satisfies the condition set forth in clause (i) above. The undertaking referred to in clause (ii) above shall be an unlimited, unsecured general obligation of Indemnitee, and shall be accepted without reference to Indemnitee’s financial ability to make repayment. Any advances and undertakings to repay shall be interest-free.
     8. Procedures.
          (a) In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Any such indemnification shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, subject to the provisions of Subparagraphs 8(b) and 8(e) below.
          (b) With respect to requests for indemnification under Paragraph 2, except as set forth in Paragraph 10, no indemnification shall be made under this Agreement unless it is determined that Indemnitee has met the applicable standard of conduct set forth in Paragraph 2. The determination of whether Indemnitee has met the applicable standard of conduct set forth in Paragraph 2, and any determination that Expenses that have been advanced pursuant to Paragraph 7 must be subsequently repaid to the Corporation, shall be made in each instance (i) if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by such vote; (ii) by special legal counsel (A) selected in the manner prescribed in clause (i), or (B) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection directors who do not qualify as Disinterested Directors may participate, or (iii) by the shareholders of the Corporation (but shares owned by or voted under the control of a director who at the time does not qualify as a Disinterested Director may not be voted on the determination). Such determination shall be made within the 60-day period referred to in Subparagraph 8(a) (unless extended by mutual agreement by the Corporation and Indemnitee). For the purpose of the foregoing determination with respect to requests for indemnification under Paragraph 2 or repayment of advanced Expenses, Indemnitee shall be entitled to a presumption that he or she has met the applicable standard of conduct set forth in Paragraph 2 and is entitled to indemnification. The Corporation acknowledges that Indemnitee may settle a Proceeding in order to avoid expense, delay, distraction, disruption and uncertainty and that, therefore, any such settlement (with or without payment of money or other consideration) shall not in and of itself overcome the presumption set forth above.
          (c) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or its affiliates, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or its affiliates in the course of their duties, or on the advice of legal counsel for the Corporation or its affiliates or on information or records given or reports made to the Corporation or its affiliates by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Corporation or its affiliates. The provisions of this Section 8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
          (d) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or its affiliates shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
          (e) Notwithstanding anything to the contrary set forth in this Agreement, if a request for indemnification pursuant to Paragraph 2 is made after a Change in Control, at the election of Indemnitee made in writing to the Corporation, the determination required to be made pursuant to Subparagraph 8(b) above as to whether Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by Independent Counsel. The Independent Counsel shall be selected in the manner prescribed in clause (ii) of Subparagraph 8(b). Indemnitee may, within 10 days after written notice of selection shall have been given, deliver to the Corporation, a written objection to such selection. Absent a timely objection, the person so selected shall act as Independent Counsel. If a written objection is made, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn. If, within 20 days after submission by Indemnitee of a written request for Independent Counsel, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition any court of competent jurisdiction for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person so appointed shall act as Independent Counsel under this Subparagraph 8(e). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Subparagraph 8(e), and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Subparagraph 8(e), regardless of the manner in which such Independent Counsel was selected or appointed.
     9. Right to Seek Court-Ordered Indemnification and Advance of Expenses. Nothing contained in this Agreement shall abrogate or limit the right of Indemnitee to apply to a court of competent jurisdiction for indemnification or an advance of Expenses to the extent permitted by Section 8.54 of Chapter 156D or any successor Section thereto that increases the scope of permitted indemnification.
     10. Remedies.
          (a) The right to indemnification and advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction or, at Indemnitee’s option, by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If Indemnitee elects arbitration, the arbitration shall take place in Boston, Massachusetts. Any such judicial proceeding or arbitration shall be conducted in all respects as a de novo trial or arbitration on the merits.
          (b) In connection with any determination as to whether the Indemnitee is entitled to be indemnified under this Agreement, the court or arbitrator shall presume that the Indemnitee has met the applicable standard of conduct and is entitled to indemnification, and, unless otherwise required by law, the burden of proof shall be on the Corporation to establish by clear and convincing evidence that the Indemnitee is not so entitled. Neither the failure of the Board of Directors (or other person or body appointed pursuant to Section 8(b)) to have made a determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination pursuant to Paragraph 8 that Indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought to enforce this Agreement or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (c) The Corporation shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advancement of Expenses by the Corporation under this Agreement or under applicable law or the Corporation’s Articles of Organization or Bylaws now or hereafter in effect relating to indemnification, and/or (ii) recovery under directors’ and officers’ liability insurance policies maintained by the Corporation, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. The Corporation shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Paragraph 7.
     11. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.
     12. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
     13. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Paragraph 9 relating thereto.
     14. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Corporation’s Articles of Organization or Bylaws, any agreement, any vote of shareholders or directors of the Corporation, Chapter 156D, any other law (common or statutory) or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation, and nothing in this Agreement shall be deemed to waive any such other rights. Nothing in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or Indemnitee against any expense, liability or loss incurred by it or him or her in any such capacity, or arising out of Indemnitee’s status as such, whether or not Indemnitee would be indemnified against such expense, liability or loss under this Agreement.
     15. Access to Information. Indemnitee shall be entitled to access to such information in the possession of the Corporation as may be reasonably necessary to enforce Indemnitee’s rights under this Agreement.

     16. No Special Rights. Nothing herein shall confer upon Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time, or at any particular rate of compensation.
     17. Savings Clause. If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee against Liabilities with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and this Agreement shall be interpreted to give effect, to the fullest extent permitted by applicable law, to the intention of the invalidated provision.
     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.
     19. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.
     20. Headings; Interpretation. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. When reference is made in this Agreement to a Paragraph or Subparagraph, such reference shall be to a Paragraph or Subparagraph of this Agreement, unless otherwise indicated.
     21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.
     22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand or (b) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:
(i)	if to Indemnitee, to:

The address shown below his or her signature below.

(ii)	if to the Corporation, to:

Analog Devices, Inc. 3 Technology Way Norwood, MA 02062 Attn: General Counsel
or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

     23. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts. Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if Chapter 156D is amended, or other Massachusetts law is enacted, to permit further indemnification of directors and officers, then Indemnitee shall be indemnified to the fullest extent permitted under Chapter 156D, as so amended, or by such other Massachusetts law, as so enacted.
     24. Limitations on Indemnification. The provisions of this Agreement are subject to the limitations and prohibitions imposed by applicable federal law, including the Securities Act of 1933, and any regulations promulgated thereunder.
     25. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.
     26. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit in any way Indemnitee’s rights under Massachusetts law or the Corporation’s Articles of Organization or Bylaws.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ANALOG DEVICES, INC.

By:

INDEMNITEE:

Address:

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